Exhibit 99.1
FOR IMMEDIATE RELEASE

Cardinal Health Reports Fourth Quarter and Fiscal Year 2026 Results and Provides Fiscal Year 2027 Guidance

•Fourth quarter revenue increased 6% to $63.7 billion
•Fourth quarter GAAP1 diluted EPS increased 70% to $1.70
•Excluding a one-time positive impact of $0.31 from the recognition of the IEEPA tariff refund, fourth quarter non-GAAP diluted EPS increased 25% to $2.60, with reported fourth quarter non-GAAP diluted EPS increasing 40% to $2.91
•For fiscal year 2026, excluding the IEEPA tariff refund recognition, non-GAAP diluted EPS increased 33% to $10.95, with reported non-GAAP diluted EPS increasing 37% to $11.26
•Fiscal year 2026 operating cash flow $5.2 billion and adjusted free cash flow $5.0 billion
•Incremental $350 million share repurchase completed, bringing fiscal year 2026 repurchase total to $1.4 billion, with $5.0 billion incremental repurchase authorization approved by board of directors
•Cardinal Health provides fiscal year 2027 non-GAAP EPS guidance2 of 13% to 15% growth3 ($12.40 to $12.60), above the Company's long-term EPS guidance

DUBLIN, Ohio, August 11, 2026 – Cardinal Health (NYSE: CAH) today reported fourth quarter fiscal year 2026 revenues of $63.7 billion, an increase of 6% from the fourth quarter of fiscal year 2025. Fourth quarter GAAP operating earnings increased 70% to $729 million and GAAP diluted earnings per share (EPS) increased 70% to $1.70.

Fourth quarter non-GAAP operating earnings increased 30% to $935 million. Non-GAAP diluted EPS increased 40% to $2.91, reflecting the increase in non-GAAP earnings, including the recognition of a one-time net operating profit impact of IEEPA tariff refunds of $100 million in the GMPD segment, a lower non-GAAP effective tax rate, and a lower share count, partially offset by an increase in interest and other expense.

Fiscal year 2026 revenues were $254.2 billion, a 14% increase from fiscal year 2025. GAAP operating earnings were $2.6 billion and GAAP diluted EPS was $7.23. Non-GAAP operating earnings increased 30% to $3.6 billion, driven by segment profit increases across all five operating segments. Non-GAAP diluted EPS increased 37% to $11.26 for the year, reflecting the increase in non-GAAP operating earnings across the business, including the recognition of a one-time net operating profit impact of IEEPA tariff refunds of $100 million in the GMPD segment, a lower non-GAAP effective tax rate, and a lower share count following in-year share repurchases, partially offset by an increase in interest and other expense.

“Fiscal 2026 was a standout year for Cardinal Health and I am pleased with our strong fourth quarter results,” said Jason Hollar, CEO of Cardinal Health. “The broad-based operational strength for the year, with all five of our operating segments growing profit double-digits, even before recognition of IEEPA tariff recoveries in GMPD, reflects the disciplined execution of our strategy and our investments for growth. We enter Fiscal 2027 with momentum and confidence in our ability to deliver continued shareholder value creation.”

Cardinal Health

Q4 and full year FY26 summary

	Q4 FY26	Q4 FY25	Y/Y	FY26	FY25	Y/Y
Revenue	$63.7 billion	$60.2 billion	6%	$254.2 billion	$222.6 billion	14%
Operating earnings	$729 million	$428 million	70%	$2.6 billion	$2.3 billion	15%
Non-GAAP operating earnings	$935 million	$719 million	30%	$3.6 billion	$2.8 billion	30%
Net earnings attributable to Cardinal Health, Inc.	$398 million	$239 million	67%	$1.7 billion	$1.6 billion	10%
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$682 million	$501 million	36%	$2.7 billion	$2.0 billion	34%
Effective Tax Rate	27.9%	36.9%		21.6%	25.3%
Non-GAAP Effective Tax Rate	22.5%	26.3%		19.0%	23.3%
Diluted EPS attributable to Cardinal Health, Inc.	$1.70	$1.00	70%	$7.23	$6.45	12%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$2.91	$2.08	40%	$11.26	$8.24	37%

Segment results

Pharmaceutical and Specialty Solutions segment

	Q4 FY26	Q4 FY25	Y/Y	FY26	FY25	Y/Y
Revenue	$58.8 billion	$55.4 billion	6%	$234.8 billion	$204.6 billion	15%
Segment profit	$645 million	$535 million	21%	$2.8 billion	$2.3 billion	23%

Fourth-quarter revenue for the Pharmaceutical and Specialty Solutions segment increased 6% to $58.8 billion, driven by brand and specialty pharmaceutical sales growth from existing customers.

Pharmaceutical and Specialty Solutions segment profit increased 21% to $645 million in the fourth quarter, primarily driven by contributions from brand and specialty products and positive generics program performance.

Global Medical Products and Distribution segment

	Q4 FY26	Q4 FY25	Y/Y	FY26	FY25	Y/Y
Revenue	$3.1 billion	$3.2 billion	(2)%	$12.7 billion	$12.6 billion	1%
Segment profit	$150 million	$70 million	N.M.	$258 million	$135 million	91%
Fourth-quarter revenue for the Global Medical Products and Distribution segment decreased 2% from the prior year to $3.1 billion. This decrease was primarily driven by lower distribution volumes and the recognition of the expected IEEPA tariff refund repayment to customers, partially offset by Cardinal Health brand growth.

Global Medical Products and Distribution segment profit increased to $150 million in the fourth quarter, primarily driven by IEEPA tariff refunds.

Other4

	Q4 FY26	Q4 FY25	Y/Y	FY26	FY25	Y/Y
Revenue	$1.7 billion	$1.6 billion	7%	$6.8 billion	$5.4 billion	26%
Segment profit	$183 million	$160 million	14%	$707 million	$516 million	37%
Fourth-quarter revenue for Other increased 7% to $1.7 billion, driven by growth across the three operating segments: Nuclear and Precision Health Solutions, OptiFreight Logistics, and at-Home Solutions.

Other segment profit increased 14% to $183 million in the fourth quarter, driven by growth in OptiFreight Logistics and at-Home Solutions.

Cardinal Health

Fiscal year 2027 outlook2

The company released its fiscal year 2027 outlook for non-GAAP diluted EPS of +13% to +15% growth3 ($12.40 to $12.60).

Non-GAAP earnings per share	$12.40 to $12.60
Pharmaceutical and Specialty Solutions segment:
Revenue	3% to 5% growth
Segment profit	8% to 11% growth
Global Medical Products and Distribution segment:
Revenue	2% to 4% growth
Segment profit	$200 million to $220 million
Other (NPHS, at-Home Solutions, OptiFreight Logistics):
Revenue	11% to 13% growth
Segment profit	15% to 18% growth
Interest and other	$240 million to $290 million
Non-GAAP effective tax rate	19.0% to 20.0%
Diluted weighted average shares outstanding	~233 million
Share repurchases	~$1 billion
Capital Expenditures	~$700 million
Non-GAAP adjusted free cash flow	$3.5 billion to $4.0 billion

Financial guidance for fiscal year 2027 reflects the estimated impact of the Company’s recently completed tuck-in acquisition of Strive Medical and the announced tuck-in acquisition of the Diabetes Health business of AdaptHealth.

Recent highlights
•Cardinal Health recently completed an additional $350 million accelerated share repurchase program, bringing year-to-date share repurchases in fiscal year 2026 to $1.4 billion
•Cardinal Health Board of Directors approved a $5.0 billion increase to the share repurchase program, bringing the total share repurchase authorization to $6.4 billion as of August 2026
•Cardinal Health announces simplification of credit facilities with new $4.0 billion revolving credit facility replacing three historic facilities
•Cardinal Health announces long-term renewal of wholesaler distribution contract with Kroger
•New distribution center in Indianapolis set to open in 2027 featuring advanced robotics and automation, adding capacity and enabling operational flexibility
•Cardinal Health Board of Directors declared a regular quarterly dividend of $0.5158 per share, payable on October 15, 2026, to shareholders of record on October 1, 2026

Cardinal Health

Webcast
Cardinal Health will host a webcast today at 8:30 a.m. ET to discuss fourth quarter and full year results. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required.

Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals and specialty products; a global manufacturer and distributor of medical and laboratory products; a supplier of home-health and direct-to-patient products and services; an operator of nuclear pharmacies and manufacturing facilities; and a provider of performance and data solutions. Our company's customer-centric focus drives continuous improvement and leads to innovative solutions that improve people's lives every day. Learn more about Cardinal Health at cardinalhealth.com and in our Newsroom.

Contacts
Media: Erich Timmerman, Erich.Timmerman@cardinalhealth.com and 614.757.8231
Investors: David Frost, David.Frost@cardinalhealth.com and 614.757.7852

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in this news release and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.
2The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.
3Growth rates for fiscal year 2027 guidance based upon adjusted fiscal year 2026 results which exclude the fiscal year 2026 benefit from IEEPA tariff refund.
4Other includes the following three operating segments: Nuclear and Precision Health Solutions (NPHS), at-Home Solutions and OptiFreight Logistics, which are not significant enough individually to require reportable segment disclosure.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive email alerts when the company posts news releases, SEC filings and certain other information on its website.

Cardinal Health

Cautions Concerning Forward-Looking Statements

This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include our ability to manage uncertainties associated with the pricing of branded pharmaceuticals including those arising from proposed or final regulatory changes, the risk that we may fail to achieve our strategic objectives, including the ongoing integration and operation of recently acquired entities and the continued execution of the GMPD Improvement Plan initiatives and ; risks and uncertainties related to tariffs, including the risk that we may not be able to offset increased costs; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts, whether due to price increases or otherwise; risks associated with litigation matters, including Department of Justice investigations focused on potential violations of the Anti-Kickback Statute and False Claims Act; the risk that events outside of our control, such as weather or geopolitical events, including the recent conflict with Iran, may impact costs for our products or may cause supply delays or shortages or manufacturing delays that impact our cost and ability to fulfill customer demand; and the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8K reports and exhibits to those reports. This release reflects management’s views as of August 11, 2026. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Consolidated Statements of Earnings (Unaudited)

	Fourth Quarter			Fiscal Year
(in millions, except per common share amounts)	2026	2025	% Change	2026	2025	% Change
Revenue	$63,672	$60,159	6%	$254,248	$222,578	14%
Cost of products sold	61,112	57,957	5%	244,474	214,410	14%
Gross margin	2,560	2,202	16%	9,774	8,168	20%

Operating expenses:
Distribution, selling, general and administrative expenses	1,625	1,484	10%	6,132	5,382	14%
Restructuring and employee severance	40	27		106	88
Amortization and other acquisition-related costs	121	133		469	464
Acquisition-related cash and share-based compensation costs	44	106		287	126
Impairments and (gain)/loss on disposal of assets, net [1]	4	33		177	18
Litigation (recoveries)/charges, net	(3)	(9)		(10)	(185)
Operating earnings	729	428	70%	2,613	2,275	15%

Other (income)/expense, net	(26)	(30)		(31)	(41)
Interest expense, net	79	74	7%	348	215	62%
Impairment of equity interest in Outcomes	122	—		122	—
Earnings before income taxes	554	384	44%	2,174	2,101	3%

Provision for income taxes [2]	154	141	9%	469	532	(12)%
Net earnings	400	243	65%	1,705	1,569	9%

Less: Net (earnings)/loss attributable to noncontrolling interests	(2)	(4)		9	(8)
Net earnings attributable to Cardinal Health, Inc.	$398	$239	67%	$1,714	$1,561	10%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$1.70	$1.01	68%	$7.27	$6.48	12%
Diluted	1.70	1.00	70%	7.23	6.45	12%

Weighted-average number of common shares outstanding:
Basic	234	239		236	241
Diluted	235	240		237	242

1 Impairments and (gain)/loss on disposals of assets, net includes pre-tax goodwill impairment charges of $184 million related to the Navista & ION reporting unit within the Pharma segment recorded in fiscal year ended 2026.
2 Provision for income taxes includes the tax effects relating to the cumulative goodwill impairment charges. For fiscal 2026, the net tax benefits related to the goodwill impairment charges was $23 million.

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	June 30, 2026	June 30, 2025
Assets
Current assets:
Cash and equivalents	$4,856	$3,874
Trade receivables, net	13,815	13,242
Inventories, net	17,297	16,831
Prepaid expenses and other	2,764	2,414
Assets held for sale	21	12
Total current assets	38,753	36,373

Property and equipment, net	3,031	2,858
Goodwill and other intangibles, net	13,631	12,177
Other assets	1,884	1,714
Total assets	$57,299	$53,122

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$38,283	$34,713
Current portion of long-term obligations and other short-term borrowings	1,882	550
Other accrued liabilities	3,739	3,634
Total current liabilities	43,904	38,897

Long-term obligations, less current portion	7,004	7,977
Deferred income taxes and other liabilities	9,115	8,882

Total shareholders’ deficit	(2,724)	(2,634)
Total liabilities and shareholders’ deficit	$57,299	$53,122

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Fourth Quarter		Fiscal Year
(in millions)	2026	2025	2026	2025
Cash flows from operating activities:
Net earnings	$400	$243	$1,705	1,569

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	241	209	956	790
Impairments and (gain)/loss on sale of other investments, net	1	1	21	3
Impairment of equity interest in Outcomes	122	—	122	—
Impairments and (gain)/loss on disposal of assets, net	4	33	177	18
Share-based compensation	58	153	367	244
Provision for/(benefit from) deferred income taxes	91	243	91	243
Provision for bad debts	27	12	74	53
Change in operating assets and liabilities, net of effects from acquisitions and divestitures:
Increase in trade receivables	(193)	(466)	(408)	(833)
(Increase)/decrease in inventories	697	(607)	(488)	(1,816)
Increase in accounts payable	450	1,778	3,463	2,732
Repurchases of liability-classified Specialty Alliance Units	(18)	(19)	(45)	(19)
Other accrued liabilities and operating items, net	(188)	(60)	(861)	(587)
Net cash provided by operating activities	1,692	1,520	5,174	2,397

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(24)	(1,395)	(1,991)	(5,250)
Additions to property and equipment	(264)	(232)	(649)	(547)
Proceeds from disposal of property and equipment	—	—	31	3
Proceeds from investments	14	8	41	15
Proceeds from/(payments for) net investment hedge terminations	(6)	—	(13)	2
Proceeds from short-term investment in time deposit	—	—	—	200
Other investing items, net	(1)	(12)	(3)	(16)
Net cash used in investing activities	(281)	(1,631)	(2,584)	(5,593)

Cash flows from financing activities:
Proceeds from long-term obligations, net of issuance costs	(1)	800	990	3,669
Reduction of long-term obligations	(16)	(11)	(653)	(445)
Payments to noncontrolling interests, net	(3)	(5)	(11)	(12)
Net tax proceeds from share-based compensation	—	(1)	(79)	(13)
Dividends on common shares	(120)	(120)	(491)	(494)
Purchase of treasury shares	(350)	—	(1,358)	(765)
Net cash provided by/(used in) financing activities	(490)	663	(1,602)	1,940

Effect of exchange rates changes on cash and equivalents	(2)	(4)	(6)	(3)

Net increase/(decrease) in cash and equivalents	919	548	982	(1,259)
Cash and equivalents at beginning of period	3,937	3,326	3,874	5,133
Cash and equivalents at end of period	$4,856	$3,874	$4,856	$3,874

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Segment Information (Unaudited)

	Fourth Quarter

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2026	2025	2026	2025	2026	2025
Revenue
Amount	$58,848	$55,372	$3,128	$3,199	$1,721	$1,609
Growth rate	6%	—%	(2)%	3%	7%	37%

Segment profit
Amount	$645	$535	$150	$70	$183	$160
Growth rate	21%	11%	N.M.	49%	14%	44%
Segment profit margin	1.10%	0.97%	4.80%	2.19%	10.63%	9.94%

	Fiscal Year

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2026	2025	2026	2025	2026	2025
Revenue
Amount	$234,833	$204,644	$12,719	$12,636	$6,792	$5,382
Growth rate	15%	(3)%	1%	2%	26%	19%

Segment profit
Amount	$2,783	$2,258	$258	$135	$707	$516
Growth rate	23%	12%	91%	47%	37%	22%
Segment profit margin	1.19%	1.10%	2.03%	1.07%	10.41%	9.59%
The sum of the components and certain computations may reflect rounding adjustments.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1 (Unaudited)

									Net
									(Earnings)/
									Loss
		Gross				Operating	Earnings	Provision	Attributable		Net			Diluted
		Margin		SG&A2		Earnings	Before	for	to Non-		Earnings[3]	Effective		EPS [3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	Controlling	Net	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A [2]	Rate	Earnings	Rate	Taxes	Taxes	Interests	Earnings[3]	Rate	Rate	EPS [3]	Rate
	Fourth Quarter 2026
GAAP	$2,560	16%	$1,625	10%	$729	70%	$554	$154	$(2)	$398	67%	27.9%	$1.70	70%
Restructuring and employee severance	—		—		40		40	9	—	31			0.13
Amortization and other acquisition-related costs	—		—		121		121	28	—	93			0.40
Acquisition-related cash & share-based compensation costs	—		—		44		44	3	—	41			0.18
Impairments and (gain)/loss on disposal of assets, net	—		—		4		4	3	—	1			—
Litigation (recoveries)/charges, net	—		—		(3)		(3)	(3)	—	—			—
Impairment of equity interest in Outcomes [4]	—		—		—		122	3	—	119			0.51
Non-GAAP	$2,560	16%	$1,625	10%	$935	30%	$882	$198	$(2)	$682	36%	22.5%	$2.91	40%

	Fourth Quarter 2025
GAAP	$2,202	17%	$1,484	16%	$428	7%	$384	$141	$(4)	$239	2%	36.9%	$1.00	4%
Restructuring and employee severance	—		—		27		27	6	—	21			0.09
Amortization and other acquisition-related costs	—		—		133		133	23	2	112			0.46
Acquisition-related cash & share-based compensation costs	—		—		106		106	1	4	109			0.45
Impairments and (gain)/loss on disposal of assets, net	—		—		33		33	9	—	24			0.10
Litigation (recoveries)/charges, net	—		—		(9)		(9)	(2)	—	(7)			(0.03)
Non-GAAP	$2,203	17%	$1,484	16%	$719	19%	$676	$178	$3	$501	11%	26.3%	$2.08	13%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
4 For fiscal 2026, we recognized a pre-tax impairment charge of $122 million related to our equity method investment in Outcomes due to an observed reduction in the estimated fair value of the business, which is included in impairment of equity interest in Outcomes in the consolidated statements of earnings. The net tax benefit related to this charge was $3 million and is included in the annual effective tax rate.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1 (Unaudited)

									Net
									(Earnings)/
									Loss
		Gross				Operating	Earnings	Provision	Attributable		Net			Diluted
		Margin		SG&A2		Earnings	Before	for	to Non-		Earnings[3]	Effective		EPS [3]
	Gross	Growth		Growth	Operating	Growth	Income	Income	Controlling	Net	Growth	Tax	Diluted	Growth
(in millions, except per common share amounts)	Margin	Rate	SG&A [2]	Rate	Earnings	Rate	Taxes	Taxes	Interests	Earnings[3]	Rate	Rate	EPS [3]	Rate
	Fiscal Year 2026
GAAP	$9,774	20%	$6,132	14%	$2,613	15%	$2,174	$469	$9	$1,714	10%	21.6%	$7.23	12%
State opioid assessment related to prior fiscal years	—		17		(17)		(17)	(4)	—	(13)			(0.05)
Restructuring and employee severance	—		—		106		106	24	—	82			0.34
Amortization and other acquisition-related costs	—		—		469		469	120	—	349			1.47
Acquisition-related cash & share-based compensation costs	—		—		287		287	12	—	275			1.16
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		177		177	22	(23)	132			0.56
Litigation (recoveries)/charges, net	—		—		(10)		(10)	(19)	—	9			0.04
Impairment of equity interest in Outcomes [4]	—		—		—		122	3	—	119			0.50
Non-GAAP	$9,774	20%	$6,150	14%	$3,624	30%	$3,308	$628	$(13)	$2,667	34%	19.0%	$11.26	37%

	Fiscal Year 2025
GAAP	$8,168	10%	$5,382	8%	$2,275	83%	$2,101	$532	$(8)	$1,561	83%	25.3%	$6.45	87%
Restructuring and employee severance	—		—		88		88	21	—	67			0.28
Amortization and other acquisition-related costs	—		—		464		464	104	—	360			1.49
Acquisition-related cash & share-based compensation costs	—		—		126		126	1	—	125			0.51
Impairments and (gain)/loss on disposal of assets, net	—		—		18		18	5	—	13			0.05
Litigation (recoveries)/charges, net	—		—		(185)		(185)	(54)	—	(131)			(0.54)
Non-GAAP	$8,168	10%	$5,382	8%	$2,786	15%	$2,612	$609	$(8)	$1,995	7%	23.3%	$8.24	9%

	Fiscal Year 2024
GAAP	$7,414	8%	$5,000	4%	$1,243	65%	$1,201	$348	$(1)	$852	N.M.	28.9%	$3.45	N.M.
Shareholder cooperation agreement costs	—		(1)		1		1	—	—	1			—
Restructuring and employee severance	—		—		175		175	41	—	134			0.54
Amortization and other acquisition-related costs	—		—		284		284	74	—	210			0.85
Impairments and (gain)/loss on disposal of assets, net [5]	—		—		634		634	47	—	587			2.38
Litigation (recoveries)/charges, net	—		—		78		78	5	—	73			0.30
Non-GAAP	$7,414	8%	$5,000	4%	$2,414	16%	$2,372	$515	$(1)	$1,856	21%	21.7%	$7.53	29%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.

4 For fiscal 2026, we recognized a pre-tax impairment charge of $122 million related to our equity method investment in Outcomes due to an observed reduction in the estimated fair value of the business, which is included in impairment of equity interest in Outcomes in the consolidated statements of earnings. The net tax benefit related to this charge was $3 million and is included in the annual effective tax rate.
5 For fiscal 2026 and 2024, impairments and (gain)/loss on disposals of assets, net includes pre-tax goodwill impairment charges of $184 million related to the Navista & ION reporting unit within the Pharma segment and $675 million related to the GMPD segment, respectively. For fiscal 2026 and 2024 the net tax benefit related to these charges was $23 million and $58 million, respectively, and were included in the annual effective tax rates. The portion of the goodwill impairment charge within the Navista & ION reporting unit attributable to noncontrolling interests was $23 million for fiscal 2026.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation - GAAP Cash Flow to Non-GAAP Adjusted Free Cash Flow (Unaudited)

	Fiscal Year
(in millions)	2026	2025
GAAP - Cash Flow Categories
Net cash provided by operating activities	$5,174	$2,397
Net cash used in investing activities	(2,584)	(5,593)
Net cash provided by/(used in) financing activities	(1,602)	1,940
Effect of exchange rates changes on cash and equivalents	(6)	(3)
Net increase/(decrease) in cash and equivalents	$982	$(1,259)

Non-GAAP Adjusted Free Cash Flow
Net cash provided by operating activities	$5,174	$2,397
Repurchases of liability-classified Specialty Alliance Units	45	19
Additions to property and equipment	(649)	(547)
Payments related to matters included in litigation (recoveries)/charges, net	401	619
Non-GAAP Adjusted Free Cash Flow	$4,971	$2,488

For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Global Medical Product Distribution ("GMPD") and Consolidated
International Emergency Economic Powers Act ("IEEPA") Tariff Refunds Reconciliation (Unaudited)

	Global Medical Product Distribution

	Fourth Quarter			Fiscal Year
(in millions)	2026	2025	Growth Rate	2026	2025	Growth Rate
Segment profit	$150	$70	N.M.	$258	$135	91%
Less: IEEPA tariff refunds	100	—	100%	100	—	100%
Segment profit, excluding IEEPA tariff refunds	$50	$70	(29)%	$158	$135	17%

	Consolidated

	Fourth Quarter			Fiscal Year
(in millions)	2026	2025	Growth Rate	2026	2025	Growth Rate
Net earnings [1]	$398	$239	67%	$1,714	$1,561	10%
Less: IEEPA tariff refunds, net of tax	74	—	100%	74	—	100%
Net earnings, excluding IEEPA tariff refunds	$324	$239	36%	$1,640	$1,561	5%

Diluted EPS	$1.70	$1.00	70%	$7.23	$6.45	12%
Less: Diluted EPS, IEEPA tariff refunds, net of tax	0.31	—	100%	0.31	—	100%
Diluted EPS, excluding IEEPA tariff refunds	$1.39	$1.00	39%	$6.92	$6.45	7%

	Consolidated

	Fourth Quarter			Fiscal Year
(in millions)	2026	2025	Growth Rate	2026	2025	Growth Rate
Non-GAAP Net earnings [1]	$682	$501	36%	$2,667	$1,995	34%
Less: IEEPA tariff refunds, net of tax	74	—	100%	74	—	100%
Non-GAAP Net earnings, excluding IEEPA tariff refunds	$608	$501	21%	$2,593	$1,995	30%

Non-GAAP Diluted EPS	$2.91	$2.08	40%	$11.26	$8.24	37%
Less: Non-GAAP Diluted EPS, IEEPA tariff refunds, net of tax	0.31	—	100%	0.31	—	100%
Non-GAAP Diluted EPS, excluding IEEPA tariff refunds	$2.60	$2.08	25%	$10.95	$8.24	33%
1 Attributable to Cardinal Health, Inc.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
Distribution, Selling, General and Administrative ("SG&A") Expenses, excluding Acquisitions

	Consolidated

	Fourth Quarter			Fiscal Year
(in millions)	2026	2025	% Change	2026	2025	% Change
SG&A expenses	$1,625	$1,484	10%	$6,132	$5,382	14%
Less: Recent acquisitions[1]	198	157	26%	767	254	N.M.
SG&A expenses, excluding recent acquisitions	$1,427	$1,327	8%	$5,365	$5,128	5%

1Recent acquisitions include Integrated Oncology Network (December 2024), GI Alliance (January 2025), Advanced Diabetes Supply Group (April 2025), Urology America (May 2025), and Solaris Health (November 2025).

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP").
In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, engage in financial and operational planning, and determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and for investors’ assessment of the business for the reasons identified below:
•LIFO charges and credits are excluded because the factors that drive last-in first-out ("LIFO") inventory charges or credits, such as pharmaceutical manufacturer price appreciation or deflation and year-end inventory levels (which can be meaningfully influenced by customer buying behavior immediately preceding our fiscal year-end), are largely out of our control and cannot be accurately predicted. The exclusion of LIFO charges and credits from non-GAAP metrics facilitates comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. We did not recognize any LIFO charges or credits during the periods presented.
•State opioid assessments related to prior fiscal years is the portion of state assessments for prescription opioid medications that were sold or distributed in periods prior to the period in which the expense is incurred. This portion is excluded from non-GAAP financial measures because it is retrospectively applied to sales in prior fiscal years and inclusion would obscure analysis of the current fiscal year results of our underlying, ongoing business. Additionally, while states' laws may require us to make payments on an ongoing basis, the portion of the assessment related to sales in prior periods are contemplated to be one-time, nonrecurring items. Income from state opioid assessments related to prior fiscal years represents reversals of accruals due to changes in estimates or when the underlying assessments were invalidated by a court or reimbursed by manufacturers.
•Shareholder cooperation agreement costs includes costs such as legal, consulting, and other expenses incurred in relation to the agreement (the "Cooperation Agreement") entered into among Elliott Associates, L.P., Elliott International, L.P. (together, "Elliott"), and Cardinal Health. These include costs incurred to negotiate and finalize the Cooperation Agreement and costs incurred by the Business Review Committee of the Board of Directors, formed under this Cooperation Agreement, tasked with undertaking a comprehensive review of our strategy, portfolio, capital allocation framework, and operations. We have excluded these costs from our non-GAAP metrics because they do not occur in or reflect the ordinary course of our ongoing business operations and may obscure analysis of trends and financial performance. The Cooperation Agreement expired in the second quarter of fiscal 2025.
•Restructuring and employee severance costs are excluded because they are not part of the ongoing operations of our underlying business and include, but are not limited to, costs related to divestitures, closing and consolidating facilities, changing the way we manufacture or distribute our products, moving manufacturing of a product to another location, changes in production or business process outsourcing or insourcing, employee severance, and realigning operations.
•Amortization and other acquisition-related costs, which include transaction costs, integration costs, and changes in the fair value of contingent consideration obligations, are excluded because they are not part of the ongoing operations of our underlying business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies' financial results. Additionally, costs for amortization of acquisition-related intangible assets and amortization as a result of basis differences in equity method investments are non-cash amounts, which are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion facilitates comparison of historical, current, and forecasted financial results. We also exclude other acquisition-related costs, which are directly related to an acquisition but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. These costs are also significantly impacted by the timing, complexity, and size of acquisitions.
•Acquisition-related cash and share-based compensation costs are incurred in connection with contingent cash payments or the issuance of share-based payment awards, which include service requirements, as a part of certain physician practice acquisitions. These costs include fair value adjustments for liability-classified awards. These costs are excluded because they are unrelated to the underlying operating results of our business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. In addition, the magnitude of these expenses is significantly impacted by the timing and size of the acquisitions of physician practices.

•Impairments and gain or loss on disposal of assets, net are excluded because they do not occur in or reflect the ordinary course of our ongoing business operations and are inherently unpredictable in timing and amount, and in the case of impairments, are non-cash amounts, so their exclusion facilitates comparison of historical, current, and forecasted financial results.

•Litigation recoveries or charges, net are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business, and are inherently unpredictable in timing and amount.

•Impairment of equity interest in Outcomes was incurred in connection with the observed reduction in the estimated fair value of the Outcomes business, of which we hold a 16 percent equity interest. We exclude this impairment from non-GAAP results as impairments of unconsolidated equity investments of this magnitude do not occur in the normal course of our ongoing business operations. This impairment is similar in nature to a gain or loss on the divestiture of a majority interest, which we also exclude from non-GAAP results, including the gain recognized on our initial divestiture of the Outcomes business in fiscal 2024. The exclusion of this impairment from non-GAAP financial measures facilitates comparison of our current financial results to our historical financial results.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax, and net impact of each item are presented with our GAAP to non-GAAP reconciliations.

Non-GAAP adjusted free cash flow: We provide this non-GAAP financial measure as a supplemental metric to assist readers in assessing the effects of items and events on our cash flow on a year-over-year basis and in comparing our performance to that of our peer group companies. In calculating this non-GAAP metric, certain items are excluded from net cash provided by operating activities because they relate to significant and unusual or non-recurring events and are inherently unpredictable in timing and amount. We believe adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, debt repayments, dividend payments, share repurchases, strategic acquisitions, or other strategic uses of cash. A reconciliation of our GAAP financial results to Non-GAAP adjusted free cash flow is provided in Schedule 6 of the financial statement tables included with this release.

Forward Looking Non-GAAP Measures
In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s fiscal 2026 GAAP results. Over the past five fiscal years, the excluded items have impacted the Company’s EPS from $1.79 to $8.44, which includes a $6.97 change related to the goodwill impairment we recognized in fiscal 2022.

Definitions
Growth rate calculation: growth rates in this report are determined by dividing the difference between current-period results and prior-period results by prior-period results.
Interest and Other, net: other (income)/expense, net plus interest expense, net.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit margin: segment profit divided by segment revenue.
Non-GAAP gross margin: gross margin, excluding LIFO charges/(credits).
Non-GAAP distribution, selling, general and administrative expenses or Non-GAAP SG&A: distribution, selling, general and administrative expenses, excluding state opioid assessment related to prior fiscal years and shareholder cooperation agreement costs.
Non-GAAP operating earnings: operating earnings excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, and (8) litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes: earnings before income taxes excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, (8) litigation (recoveries)/charges, net, and (9) impairment of equity interest in Outcomes.
Non-GAAP net earnings attributable to non-controlling interests: net earnings attributable to non-controlling interests excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, (8) litigation (recoveries)/charges, net, and (9) impairment of equity interest in Outcomes, each net of tax.
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, (8) litigation (recoveries)/charges, net, and (9) impairment of equity interest in Outcomes, each net of tax.
Non-GAAP effective tax rate: provision for income taxes adjusted for the tax impacts of (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) shareholder cooperation agreement costs, (4) restructuring and employee severance, (5) amortization and other acquisition-related costs, (6) acquisition-related cash and share-based compensation costs, (7) impairments and (gain)/loss on disposal of assets, net, (8) litigation (recoveries)/charges, net, and (9) impairment of equity interest in Outcomes, divided by (earnings before income taxes adjusted for the items above).
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.
Non-GAAP adjusted free cash flow: net cash provided by operating activities plus repurchases of liability-classified Specialty Alliance Units, less payments related to additions to property and equipment, excluding settlement payments and receipts related to matters included in litigation (recoveries)/charges, net, as defined above, or other significant and unusual or non-recurring cash payments or receipts.